Exhibit 10.12

FIRST AMENDMENT

This First Amendment (this “Amendment”), dated this 3rd day of October, 2010, amends that certain Senior Executive Employment Agreement dated July 30, 2004 (the “SEAA”), by and between Tyson Foods, Inc. (the “Company”), and Donald J. Tyson (“Employee”) (the Company and Employee may be collectively referred to as the “Parties”).

WHEREAS, pursuant to the SEAA, the Company agreed to provide for Employee’s reasonable personal use certain of the Company’s real property and a boat at previously established rates (collectively, the “Benefits”);

WHEREAS, since the date of the SEAA, the Company has sold or otherwise discontinued availability of the Benefits; and

WHEREAS, due to such Benefits no longer being available to Employee, the Company and Employee now desire to amend the SEAA as provided in this Amendment to partially compensate Employee for the loss of the Benefits.

NOW, THEREFORE, based on the foregoing recitals and covenants and agreements set forth herein, the Parties hereby agree as follows:

1. The effective date of this Amendment is October 3, 2010.

2. Paragraph 1 is hereby amended by adding the following sentence at the end of such paragraph: “On October 19, 2011, and on each October 19 thereafter, assuming Employee is alive on such date, the Term of this Agreement shall be extended by one (1) year.”

3. Paragraph 4.a. of the SEAA is hereby stricken and replaced in its entirety as follows:

“Personal use of the Company-owned aircraft for up to two hundred (200) hours per year during the Term; provided, however, that Mr. Tyson’s personal use of the Company-owned aircraft shall be approved pursuant to the Company’s then existing aircraft approval policy and shall not interfere with Company use of the Company-owned aircraft. If Mr. Tyson does not use all of such hours in a given year, he may use those unused hours in future years during the Term. As part of such personal use, Mr. Tyson may designate such number of additional passengers on such Company-owned aircraft as seating permits, and Mr. Tyson need not be one of the passengers;”

4. Unless otherwise expressly modified in this Amendment, the terms and provisions of the SEAA shall continue in full force and effect.

5. This Amendment shall be governed by the laws of the State of Arkansas, without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

TYSON FOODS, INC.

By:	/s/ Donnie Smith
Name:	Donnie Smith
Title:	Chief Executive Officer

DONALD J. TYSON
/s/ Donald J. Tyson